UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 17, 2003

                            BLACKHAWK BANCORP, INC.
                            -----------------------

             (Exact name of registrant as specified in its charter)

          Wisconsin                     0-18599                 39-1659424
----------------------------   ------------------------    ---------------------
(State or other jurisdiction   (Commission File Number)    (IRS Employer Number)
of incorporation)

          400 Broad Street, Beloit, WI                        53511
          ----------------------------                        -----
          (Address of principal executive offices)          (Zip Code)

      Registrant's telephone number, including area code:  (608) 364-8911
                                                           --------------

Item 5: Other Events.

     On March 17, 2003, Blackhawk Bancorp, Inc. ("Blackhawk"), and DunC Corp. ("DunC"), and Merger Corp., a wholly owned subsidiary of Blackhawk ("MergerCorp"), entered into an Agreement and Plan of Merger, pursuant to which MergerCorp will be merged with and into DunC. As a result of the merger, each issued and outstanding share of DunC common stock (excluding treasury shares) will be converted into approximately $1518 cash.

     The merger is subject to approval by the shareholders of DunC who own at least a majority of the issued and outstanding common stock of DunC no later than July 15, 2003, receipt of certain regulatory approvals and other customary conditions set forth in the Agreement and Plan of Merger. The Agreement and Plan of Merger is included herewith as Exhibit 2.1.

     Pursuant to the Agreement and Plan of Merger, upon consummation of the merger, the Articles of Incorporation of MergerCorp shall be the Articles of Incorporation of the surviving corporation, and the Bylaws of MergerCorp shall be the Bylaws of the surviving corporation, until each is amended in accordance with law. The directors and officers of MergerCorp will be the directors and officers of the surviving corporation.

     The Agreement and Plan of Merger may be terminated by either Blackhawk or DunC if the merger has not been consummated by November 1, 2003, provided the party seeking to terminate the Agreement and Plan of Merger is not then in material breach of the Agreement and Plan of Merger.

     Concurrent with the Merger or promptly thereafter, Blackhawk plans to consolidate MergerCorp and the Bank with and into Blackhawk and Blackhawk State Bank, respectively.

     The preceding summary of certain provisions of the Agreement and Plan of Merger, a copy of which is filed as an exhibit hereto, is not intended to be complete and is qualified in its entirety by reference to the full text of such agreement.

                      FORWARD-LOOKING STATEMENT DISCLOSURE

     This document contains or may contain forward-looking statements about Blackhawk Bancorp, Inc., DunC Corp. and the combined company which we believe are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made in connection to the financial condition, results of operations, plans, objectives, future performance and business of Blackhawk and/or the combined company. These forward-looking statements involve certain risks and uncertainties. Factors which could cause such a variance to occur include, but are not limited to: the requisite shareholder and/or regulatory approvals of the transaction might not be obtained within the contemplated timeframe; heightened competition; adverse state and federal regulation; failure to obtain new or retain existing clients; ability to attract and retain key executives and personnel; changes in interest rates; unanticipated changes in industry trends; unanticipated changes in credit quality and risk factors, including general economic conditions; changes in the Federal Reserve Board monetary policies; unexpected outcomes of new and existing litigation in which Blackhawk or its subsidiaries, officers, directors or employees is named defendants; technological changes; changes in accounting principles generally accepted in the United States; changes in assumptions or conditions affecting the application of "critical accounting policies;" and the inability of third party vendors to perform critical services for the company or its clients. Blackhawk and DunC do not undertake any obligation to update any forward looking statement to reflect circumstances or events that occur after the date the forward looking statement is made. Blackhawk's filings are available with the SEC free of charge at the SEC's website at http://www.sec.gov and/or from Blackhawk.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 17, 2003                   BLACKHAWK BANCORP, INC.

                                        /s/R. Richard Bastian III
                                        -------------------------------
                                        R. Richard Bastian, III
                                        President and Chief Executive
                                        Officer
                                        (Duly authorized officer of the
                                        registrant)

                          EXHIBIT INDEX TO FORM 8-K OF
                            BLACKHAWK BANCORP, INC.
                              DATED MARCH 17, 2003
                  Pursuant to Section 102(d) of Regulation S-T

EXHIBIT   DESCRIPTION

2.1 Agreement and Plan of Merger, dated as of March 17, 2003 by and among Blackhawk Bancorp, Inc., DUNC Merger Corporation, and DUNC Corp. (omitting schedules and exhibits).

99.1      Press Release dated March 18, 2003.